UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

SEEBEYOND TECHNOLOGY CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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(2)	Form, Schedule or Registration Statement No.: Schedule 14A
(3)	Filing Party: SeeBeyond Technology Corporation
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Safe Harbor

This filing contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the strengthening of Sun’s position in the enterprise application platform and SOA markets as a result of the acquisition, the expected growth of these markets, the anticipated product and services that Sun expects to offer its customers as a result of the acquisition, and the expected timing for closing the acquisition in early Fall 2005. Such statements are just predictions and involve risks and uncertainties such that actual results and performance may differ materially. Factors that might cause such a difference include the failure to (1) receive regulatory approval and approval from SeeBeyond’s stockholders for the acquisition, (2) successfully integrate SeeBeyond, its products and its employees into Sun and achieve expected synergies, (3) compete successfully in the highly competitive and rapidly changing marketplace for enterprise application platform and SOA products and services, and (4) retain SeeBeyond’s key employees. These and other risks are detailed from time to time in Sun’s periodic reports that are filed with the Securities and Exchange Commission, including Sun’s annual report on Form 10-K for the fiscal year ended June 30, 2004 and its quarterly reports on Form 10-Q for the fiscal quarters ended September 26, 2004, December 26, 2004 and March 27, 2005.

Additional Information and Where to Find It

SeeBeyond has filed a preliminary proxy statement in connection with the proposed acquisition of SeeBeyond by Sun Microsystems. Once completed, the definitive proxy statement will be mailed to the stockholders of SeeBeyond. SeeBeyond’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and SeeBeyond. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SeeBeyond by going to SeeBeyond’s Investor Relations page on its corporate website at www.seebeyond.com.

In addition, SeeBeyond and its officers and directors may be deemed to be participants in the solicitation of proxies from SeeBeyond’s stockholders with respect to the acquisition. A description of any interests that SeeBeyond’s officers and directors have in the acquisition will be available in the proxy statement. In addition, Sun may be deemed to be participating in the solicitation of proxies from SeeBeyond’s stockholders in favor of the approval of the acquisition. Information concerning Sun’s directors and executive officers is set forth in Sun’s proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on September 22, 2004, and annual report on Form 10-K filed with the SEC on September 13, 2004. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Sun’s Investor Relations page on its corporate website at www.sun.com.

The following FAQ was posted on SeeBeyond Technology Corporation’s internal website on July 26, 2005:

Sun Microsystems, Inc.

FAQ for SeeBeyond Employees, July 26, 2005

Transaction

1.	What is the difference between the announcement date and the closing date of the transaction?

The announcement date is when Sun entered into a definitive agreement to acquire SeeBeyond. The closing date of the transaction will occur when Sun and SeeBeyond have secured regulatory and shareholder approvals and satisfied other closing conditions and SeeBeyond becomes a part of Sun Microsystems.

Health and Welfare Benefits

1.	Where can I get information about Sun’s benefits?

Sun will provide an in-person overview of the benefits for US-based employees. Details for the date, time and location of this meeting will be provided in a separate communication. A benefits overview is also available on Sun’s public web site at http://www.sun.com/corp_emp/benefits.html.

Benefits: Other

1.	How will this transaction affect the immigration process for those of us for whom SeeBeyond has put in the application for Green Card Status?

Sun will provide an in-person overview of the immigration process at the SeeBeyond Monrovia offices on July 29, 2005. Please contact Diane Erickson for details on the time and location.

2.	Do Sun employees get a discount on purchasing Sun hardware?

Yes. Once Sun employees have an assigned employee number, they are eligible to purchase equipment with the employee discount.

IT and Systems

1.	When will systems change?
2.	How will systems be transitioned?
3.	Will employees be offered training on new systems?
4.	Will my e-mail address change?
5.	Will my hardware (desktop or laptop computer) change?

A joint SeeBeyond and Sun IT Team is being developed to address these types of questions. An IT roadmap will be developed. As decisions are made, the IT team will communicate to the SeeBeyond employees.

Strategy and Products

1.	Will Sun retain the SeeBeyond product? What will the product name be?

Yes. Sun will retain the SeeBeyond product. ICAN is an essential part of Sun’s strategy for Java Enterprise System and SOA. The product naming has not yet been determined.

2.	What is Sun’s strategy to use/promote the ICAN suite?

Subject to the close of the acquisition, Sun plans to immediately begin selling the ICAN product suite as the Java Enterprise System Integration Suite. ICAN would be promoted as a part of the larger Java Enterprise System and as a specific suite within that offering as a part of Sun’s “Smarter Enterprise” campaign for FY06.

Sun may also choose to use ICAN for internal Sun IT projects. Ultimately, the IT department would make decisions about specific use, but internal teams have expressed interest in this area.

3.	Does Sun plan to invest additional resources towards future development of the ICAN product suite?

Yes. Integration is one of 12 Sun “Growth Targets” for the coming fiscal year. This means that Sun intends to focus on and invest in these growth targets to grow these businesses.

4.	When will the name “SeeBeyond” go away and be replaced with Sun Microsystems?

The company name “SeeBeyond” will go away at the close of the transaction. The use of “SeeBeyond” as a product name is yet to be determined.

Other

1.	Will I need to reapply for my job?

No. The terms of the sale include the transfer of employees to the new company at the close of the transaction.

2.	Will there be any layoffs once the transaction is finalized?

We anticipate that the majority of employees will transfer employment at close. As the new organizational structure is finalized, it is possible that current roles and responsibilities could be modified. As with SeeBeyond, there are no guarantees of future employment.

3.	After the transaction closes, will I be a Sun employee?

Yes. As of the close of the transaction, SeeBeyond employees will become employees of Sun Microsystems.

4.	Will I need to relocate after the transaction close?

Employees will continue to work from current locations at the close of the transaction. The Monrovia site will remain unchanged and other sites may be evaluated as we proceed through the integration process.

Additional Information and Where to Find It

SeeBeyond has filed a preliminary proxy statement in connection with the proposed acquisition of SeeBeyond by Sun Microsystems. Once completed, the definitive proxy statement will be mailed to the stockholders of SeeBeyond. SeeBeyond’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and SeeBeyond. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SeeBeyond by going to SeeBeyond’s Investor Relations page on its corporate website at www.seebeyond.com.

In addition, SeeBeyond and its officers and directors may be deemed to be participants in the solicitation of proxies from SeeBeyond’s stockholders with respect to the acquisition. A description of any interests that SeeBeyond’s officers and directors have in the acquisition will be available in the proxy statement. In addition, Sun may be deemed to be participating in the solicitation of proxies from SeeBeyond’s stockholders in favor of the approval of the acquisition. Information concerning Sun’s directors and executive officers is set forth in Sun’s proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on September 22, 2004, and annual report on Form 10-K filed with the SEC on September 13, 2004. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Sun’s Investor Relations page on its corporate website at www.sun.com.

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